UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-21915

Date of Report: January 18, 2009

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its ongoing cost savings efforts Coldwater Creek Inc. (the “Company”) announced the following actions:

Executive Compensation. On January 21, 2009, the Compensation Committee of the Company’s Board of Directors approved reductions in the base salaries of the Company’s executive officers, as well as of other members of senior management. Effective February 1, 2009, the base salaries of Daniel Griesemer, President and Chief Executive Officer, Georgia Shonk-Simmons, President and Chief Merchandising Officer, Dan Moen, Senior Vice President and Chief Information Officer, Gerard El Chaar, Senior Vice President — Operations, and Timothy O. Martin, Senior Vice President and Chief Financial Officer, will be reduced by 15% for the remainder of fiscal 2009.

Chairman Compensation.  At the request of Dennis Pence, the Company’s Chairman, his compensation will be reduced by 15% to $212,500 effective February 1, 2009 for the remainder of fiscal 2009.

Independent Director Compensation.  On January 18, 2009, the Company’s independent directors agreed to a 15% reduction in their cash compensation, consisting of an annual Board retainer, an annual retainer for each committee member and committee chair, and meeting fees. The reductions are effective February 1, 2009 and will apply for the remainder of fiscal 2009. The reductions were made at the request of the independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: January 23, 2009
/s/ Timothy O. Martin
Timothy O. Martin, Senior Vice President and Chief Financial Officer